Exhibit 99.27

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES NOVEMBER 30, 2004 ASSETS UNDER MANAGEMENT

New York, NY, December 9, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported that preliminary assets under management increased by approximately $18 billion, or 3.6%, to $512 billion at November 30, 2004 from $494 billion at October 31, 2004.

ALLIANCE CAPITAL MANAGEMENT L.P. ASSETS UNDER MANAGEMENT
($ billions)

	At November 30, 2004 (preliminary)				At Oct 31, 2004	At Dec 31, 2003	At Nov 30, 2003
	Retail	Institutional Investment Management	Private Client	Total	Total	Total	Total
Equity
Growth	$46	$69	$11	$126	$119	$130	$122
Value	40	112	36	188	177	152	144
Total Equity	86	181	47	314	296	282	266

Fixed Income	67	89	13	169	170	164	163

Passive	5	24	0	29	28	29	27

Total	$158	$294	$60	$512	$494	$475	$456

	At October 31, 2004

Total	$152	$284	$58	$494

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ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community. At September 30, 2004, Alliance Holding owned approximately 31.6% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 57.8% of the outstanding Alliance Capital Units at September 30, 2004 (including those held indirectly through its ownership of approximately 1.8% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 58.3% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of Form 10-K for the year ended December 31, 2003.  Any or all of the forward-looking statements that we make in Form 10-K, this presentation or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.

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